Exhibit 99.1

Stifel Reports Third Quarter 2022 Results

ST. LOUIS, MO, October 26, 2022 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.0 billion for the three months ended September 30, 2022, compared with $1.1 billion a year ago. Net income available to common shareholders of $141.8 million, or $1.21 per diluted common share, compared with $182.7 million, or $1.54 per diluted common share for the third quarter of 2021. Non-GAAP net income available to common shareholders of $150.8 million, or $1.29 per diluted common share for the third quarter of 2022.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel posted strong results, led by our Global Wealth Management segment, which generated its seventh consecutive record quarter. For the first nine months of the year, we are on track to record our second-strongest annual revenue and earnings per share. Our diversified business model continues to generate strong returns as our year-to-date return on tangible common equity is more than 21% and we are well positioned to not only return excess capital to shareholders, but to fund further growth in our business.”

Highlights

•	The Company reported solid results with net revenues of $1.0 billion primarily driven by higher net interest income.

•	Non-GAAP net income available to common shareholders of $1.29.

•	Record net interest income, up 85% over the year ago quarter.

•	Recruited 36 financial advisors during the quarter, including 14 experienced employee advisors and 2 experienced independent advisors.

•	Bank loans up $1.6 billion, or 9%, sequentially, and $7.3 billion, or 53%, from the prior year.

•	Non-GAAP pre-tax margin of 21% as the Company maintained its focus on expense discipline, while continuing to invest in the business. In addition, the Company gained operating leverage as a result of the composition of revenues compared to the prior year.

•	Annualized return on tangible common equity (ROTCE) (5) of 19%.

•	Tangible book value per common share (7) of $29.63, up 8% from prior year.

Financial Summary (Unaudited)
(000s)	3Q 2022	3Q 2021	9m 2022	9m 2021
GAAP Financial Highlights:
Net revenues	$1,045,139	$1,144,938	$3,269,792	$3,432,863
Net income (1)	$141,849	$182,687	$457,573	$537,201
Diluted EPS (1)	$1.21	$1.54	$3.89	$4.54
Comp. ratio	58.5%	58.7%	59.3%	60.1%
Non-comp. ratio	21.8%	18.9%	20.8%	18.1%
Pre-tax margin	19.7%	22.4%	19.9%	21.8%

Non-GAAP Financial Highlights:

Net revenues	$1,045,133	$1,144,938	$3,269,847	$3,433,016
Net income (1) (2)	$150,756	$195,653	$490,196	$574,145
Diluted EPS (1) (2)	$1.29	$1.65	$4.17	$4.85
Comp. ratio (2)	58.0%	58.2%	58.5%	59.5%
Non-comp. ratio (2)	21.2%	17.9%	20.2%	17.3%
Pre-tax margin (3)	20.8%	23.9%	21.3%	23.2%
ROCE (4)	13.3%	19.2%	14.7%	19.5%
ROTCE (5)	19.2%	27.7%	21.5%	28.9%

Global Wealth Management (assets and loans in millions)

Net revenues	$701,820	$655,533	$2,081,525	$1,924,595
Pre-tax net income	$279,935	$232,119	$750,500	$682,655
Total client assets	$364,824	$406,959
Fee-based client assets	$135,521	$150,472
Bank loans (6)	$20,911	$13,659

Institutional Group

Net revenues	$339,408	$492,284	$1,182,135	$1,519,176
Equity	$223,147	$330,014	$715,474	$1,011,094
Fixed Income	$116,261	$162,270	$466,661	$508,082
Pre-tax net income	$40,000	$125,092	$209,620	$383,774

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management

Global Wealth Management reported record net revenues of $701.8 million for the three months ended September 30, 2022 compared with $655.5 million during the third quarter of 2021. Pre-tax net income was $279.9 million compared with $232.1 million in the third quarter of 2021.

Highlights

•	Recruited 36 financial advisors during the quarter, including 14 experienced employee advisors and 2 experienced independent advisors, with total trailing 12 month production of $14 million.

•	Client assets of $364.8 billion, down 10% from the year-ago quarter driven by lower market levels.

•	Bank loans of $20.9 billion, up 53% over the year-ago quarter.

Net revenues increased 7% from a year ago:

•	Asset management revenues decreased 4% from the year-ago quarter as a result of decline in fee-based asset values.

•	Transactional revenues decreased 15% over the year-ago quarter reflecting a decrease in client activity from significantly elevated levels a year ago.

•	Net interest income increased 86% over the year-ago quarter driven by higher interest rates and continued bank lending growth.

Total Expenses:

•	Compensation expense as percent of net revenues decreased to 46.5% primarily as a result of lower compensable revenues.

•	Provision for credit losses was primarily impacted by growth in the loan portfolio.

•	Non-compensation operating expenses as a percent of net revenues increased to 13.6% primarily as a result of the increase in the provision for credit losses over the prior year.

Summary Results of Operations
(000s)	3Q 2022	3Q 2021
Net revenues	$701,820	$655,533
Asset management	300,540	313,838
Transactional revenues	156,564	184,072
Net interest income	242,194	130,341
Investment banking	4,498	11,580
Other income	(1,976)	15,702

Total expenses	$421,885	$423,414
Compensation expense	326,116	342,792
Provision for credit losses	6,453	(660)
Non-comp. opex	89,316	81,282

Pre-tax net income	$279,935	$232,119

Compensation ratio	46.5%	52.3%
Non-compensation ratio	13.6%	12.3%

Pre-tax margin	39.9%	35.4%

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Institutional Group

Institutional Group reported net revenues of $339.4 million for the three months ended September 30, 2022 compared with $492.3 million during the third quarter of 2021. Pre-tax net income was $40.0 million compared with $125.1 million in the third quarter of 2021.

Highlights

•	Strong investment banking pipeline.

Investment banking revenues decreased 40% from a year ago:

•	Advisory fee revenues of $166.7 million decreased 20% from the year-ago quarter driven by lower levels of completed advisory transactions.

•	Equity capital raising revenues decreased significantly from a year ago on lower issuances in line with market volumes in an uncertain market environment.

•	Fixed income capital raising revenues decreased from a year ago as microeconomic conditions contributed to lower issuances.

Fixed income transactional revenues decreased 2% from a year ago:

•	Fixed income transactional revenues decreased from the year-ago quarter driven by lower net revenues in mortgages, partially offset by the Vining Sparks acquisition, which closed in November 2021.

Equity transactional revenues decreased 4% from a year ago:

•	Equity transactional revenues declined from the year-ago quarter driven by declines in equity markets and lower client activity compared with elevated levels in the prior year quarter.

Total Expenses:

•	Compensation expense as percent of net revenues increased to 62.4% primarily as a result of lower net revenues.

•	Non-compensation operating expenses as a percent of net revenues increased to 25.8% as a result of lower net revenues, higher travel-related expenses, and investments in technology, partially offset by lower investment banking expenses.

Summary Results of Operations
(000s)	3Q 2022	3Q 2021
Net revenues	$339,408	$492,284
Investment banking	217,361	360,699
Advisory	166,736	208,218
Equity capital raising	23,883	93,764
Fixed income capital raising	26,742	58,717
Fixed income transactional	74,384	75,838
Equity transactional	46,483	48,307
Other	1,180	7,440

Total expenses	$299,408	$367,192
Compensation expense	211,818	283,063
Non-comp. opex.	87,590	84,129

Pre-tax net income	$40,000	$125,092

Compensation ratio	62.4%	57.5%
Non-compensation ratio	25.8%	17.1%
Pre-tax margin	11.8%	25.4%

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Other Matters

Highlights

•	Total assets increased $6.8 billion, or 22%, over the year-ago quarter and 3% sequentially.

•	The Board of Directors declared a $0.30 quarterly dividend per share payable on September 15, 2022 to common shareholders of record on September 1, 2022.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on September 15, 2022 to shareholders of record on September 1, 2022.

	3Q 2022	3Q 2021

Common stock repurchases
Repurchases (000s)	$0	$44,793
Number of shares (000s)	0	671
Average price	NA	$66.74
Period end shares (000s)	106,225	104,263
Effective tax rate	26.5%	25.0%

Stifel Financial Corp. (8)
Tier 1 common capital ratio	14.1%	16.6%
Tier 1 risk based capital ratio	17.0%	20.6%
Tier 1 leverage capital ratio	11.1%	12.0%
Tier 1 capital (MM)	$3,964	$3,502
Risk weighted assets (MM)	$23,300	$16,993
Average assets (MM)	$35,620	$29,123
Quarter end assets (MM)	$37,612	$30,820

Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB-	Positive

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Conference Call Information

Stifel Financial Corp. will host its third quarter 2022 financial results conference call on Wednesday, October 26, 2022, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (888) 256-1007 and referencing conference ID 8617839. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended				Nine Months Ended
(000s, except per share amounts)	9/30/2022	9/30/2021	% Change	6/30/2022	% Change	9/30/2022	9/30/2021	% Change
Revenues:
Commissions	$159,054	$189,239	(16.0)	$186,681	(14.8)	$541,644	$598,432	(9.5)
Principal transactions	118,379	118,977	(0.5)	125,603	(5.8)	403,252	436,580	(7.6)
Investment banking	221,858	372,279	(40.4)	271,075	(18.2)	747,779	1,088,010	(31.3)
Asset management	300,557	313,862	(4.2)	331,264	(9.3)	973,457	887,878	9.6
Other income	852	18,760	(95.5)	(1,917)	(144.4)	7,823	57,629	(86.4)

Operating revenues	800,700	1,013,117	(21.0)	912,706	(12.3)	2,673,955	3,068,529	(12.9)
Interest revenue	304,195	141,844	114.5	212,754	43.0	682,384	402,975	69.3

Total revenues	1,104,895	1,154,961	(4.3)	1,125,460	(1.8)	3,356,339	3,471,504	(3.3)
Interest expense	59,756	10,023	496.2	17,334	244.7	86,547	38,641	124.0

Net revenues	1,045,139	1,144,938	(8.7)	1,108,126	(5.7)	3,269,792	3,432,863	(4.8)
Non-interest expenses:

Compensation and benefits	611,870	672,385	(9.0)	652,709	(6.3)	1,938,270	2,062,353	(6.0)

Non-compensation operating expenses	227,500	216,051	5.3	236,876	(4.0)	680,103	622,091	9.3

Total non-interest expenses	839,370	888,436	(5.5)	889,585	(5.6)	2,618,373	2,684,444	(2.5)

Income before income taxes	205,769	256,502	(19.8)	218,541	(5.8)	651,419	748,419	(13.0)
Provision for income taxes	54,600	64,126	(14.9)	57,725	(5.4)	165,885	184,951	(10.3)

Net income	151,169	192,376	(21.4)	160,816	(6.0)	485,534	563,468	(13.8)
Preferred dividends	9,320	9,689	(3.8)	9,321	(0.0)	27,961	26,267	6.4

Net income available to common shareholders	$141,849	$182,687	(22.4)	$151,495	(6.4)	$457,573	$537,201	(14.8)

Earnings per common share:
Basic	$1.30	$1.70	(23.5)	$1.39	(6.5)	$4.20	$4.99	(15.8)
Diluted	$1.21	$1.54	(21.4)	$1.29	(6.2)	$3.89	$4.54	(14.3)
Cash dividends declared per common share	$0.30	$0.15	100.0	$0.30	—	$0.90	$0.45	100.0
Weighted average number of common shares outstanding:
Basic	108,767	107,379	1.3	109,083	(0.3)	109,017	107,655	1.3
Diluted	117,218	118,475	(1.1)	117,400	(0.2)	117,649	118,355	(0.6)

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Non-GAAP Financial Measures (9)

	Three Months Ended		Nine Months Ended
(000s, except per share amounts)	9/30/2022	9/30/2021	9/30/2022	9/30/2021

GAAP net income	$151,169	$192,376	$485,534	$563,468
Preferred dividend	9,320	9,689	27,961	26,267

Net income available to common shareholders	141,849	182,687	457,573	537,201

Non-GAAP adjustments:
Merger-related (10)	11,958	17,283	43,602	49,080
Provision for income taxes (11)	(3,051)	(4,317)	(10,979)	(12,136)

Total non-GAAP adjustments	8,907	12,966	32,623	36,944

Non-GAAP net income available to common shareholders	$150,756	$195,653	$490,196	$574,145

Weighted average diluted shares outstanding	117,218	118,475	117,649	118,355

GAAP earnings per diluted common share	$1.29	$1.62	$4.13	$4.76
Non-GAAP adjustments	0.08	0.11	0.28	0.31

Non-GAAP earnings per diluted common share	$1.37	$1.73	$4.41	$5.07

GAAP earnings per diluted common share available to common shareholders	$1.21	$1.54	$3.89	$4.54
Non-GAAP adjustments	0.08	0.11	0.28	0.31

Non-GAAP earnings per diluted common share available to common shareholders	$1.29	$1.65	$4.17	$4.85

GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Nine Months Ended
(000s)	9/30/2022	9/30/2021	9/30/2022	9/30/2021

GAAP compensation and benefits	$611,870	$672,385	$1,938,270	$2,062,353
As a percentage of net revenues	58.5%	58.7%	59.3%	60.1%
Non-GAAP adjustments:
Merger-related (10)	(6,059)	(5,780)	(24,544)	(18,073)

Non-GAAP compensation and benefits	$605,811	$666,605	$1,913,726	$2,044,280

As a percentage of non-GAAP net revenues	58.0%	58.2%	58.5%	59.5%

GAAP non-compensation expenses	$227,500	$216,051	$680,103	$622,091
As a percentage of net revenues	21.8%	18.9%	20.8%	18.1%
Non-GAAP adjustments:
Merger-related (10)	(5,905)	(11,503)	(19,003)	(30,854)

Non-GAAP non-compensation expenses	$221,595	$204,548	$661,100	$591,237

As a percentage of non-GAAP net revenues	21.2%	17.9%	20.2%	17.3%
Total merger-related expenses	$11,958	$17,283	$43,602	$49,080

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)

Non-GAAP pre-tax margin is calculated by adding total merger-related expenses (non-GAAP adjustments) and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”

(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also on non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $59.2 million and $54.5 million as of September 30, 2022 and 2021, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, October 26, 2022.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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